                                                                 EXHIBIT 10.16


September 13, 1996


Mr. Robert Piper
Chief Operating Officer
Mercury, Inc.
P. O. Box 3709
Lake Charles, LA 70602

Dear Robert:

Subject:   Commitment Letter

CoBank is pleased to issue its commitment (the "Commitment") to provide Mercury, Inc. (the "Company") the credit facility (the "Facility") outlined below.

TYPE OF FACILITY:           A secured 8-year term loan.

AMOUNT:                     Not to exceed $88.0 million.

PURPOSE: To refinance CoBank loans T0388, T0362, T0310, T0364 and T0347 and to refinance existing indebtedness to Cameron Telephone Company and Northern Telecom Finance Corporation.

AVAILABILITY:               Beginning at the satisfaction of CoBank's
                            conditions precedent to the single loan advance
                            (the "Closing"), which shall occur on or before October 31, 1996.

CONDITIONS
PRECEDENT:                  1.   Completion of merger of Mercury Cellular
                                 Telephone Company, Mercury Cellular of Kansas,
                                 Inc. and Mississippi One Cellular Telephone
                                 Company directly or indirectly into Mercury, Inc., evidenced by legal opinion satisfactory to CoBank;

                            2. Receipt of IRS ruling with respect to such mergers, satisfactory to CoBank;

Mr. Robert Piper
September 13, 1996
Page 32

                            3. Transfer of all FCC and other licenses and permits of Mercury Cellular Telephone Company, Mercury Cellular of Kansas, Inc., and Mississippi One Cellular Telephone Company to Mercury, Inc., evidenced by legal opinions satisfactory to CoBank;

                            4. Receipt of all PSC or other governmental approvals necessary for the consummation of the mergers and this loan, evidenced by legal opinions satisfactory to CoBank;

                            5.   Receipt of corporate authorizations of
                                 Mercury, Inc. to enter into this facility and legal opinions in form and content acceptable to CoBank;

                            6. Receipt of evidence of insurance by Mercury, Inc. acceptable to CoBank; and

                            7. Such other conditions precedent as CoBank shall reasonably require.

REPAYMENT:                  Proceeds refinancing CoBank loans T0388, T0362,
                            T0310 and T0364 will amortize according to the original amortization schedules. Proceeds refinancing S0347 and indebtedness to Cameron
                            Telephone Company and Northern Telecom Finance
                            Corporation (the "New Advance") shall be due on the date which is eight years from Closing.

INTEREST:                   The interest rates on the Facility will vary based
                            on the Company's financial leverage as described below. Except as described below regarding existing fixed portions, the Company may choose from among the following interest rate options:

                            1.   Variable Option means CoBank's National
                                 Variable Rate (as defined by CoBank) in effect from time to time, plus the applicable Margin.

                            2.   LIBOR Option means the London Interbank
                                 Offering Rate (LIBOR) in effect from time to time, plus the applicable Margin at the time the LIBOR Option is selected. LIBOR Rate means the yield on a LIBOR instrument selected by CoBank as having a maturity date similar to the last day of the fixed rate period selected by the Company. The Margin related to the LIBOR Option will be adjusted from time to time pursuant to this option for any basis risk incurred by CoBank between issuance of this letter and selection of this option, but no such basis risk adjustment shall apply retroactively to any amounts fixed prior to the date of such adjustment.

Mr. Robert Piper
September 13, 1996
Page 3

                            3. Quoted Fixed Rate Option means a rate to be quoted at CoBank's sole and absolute discretion.

                            Under the LIBOR Option and the Quoted Fixed Rate Option, one or more tranches of at least $100,000 may be fixed at the Company's option. Under the LIBOR Option amounts may be fixed for periods of one, two, three and six months. Under the Quoted Fixed Rate Option, amounts may be fixed for periods ranging from five days to the life of the loan. A pro rata portion of each amount so fixed shall amortize and be repaid on each installment date occurring during each fixed rate period. Interest will be calculated on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of following month.

                            Margin shall be determined in accordance with the following:

                    Total Leverage Ratio on the
                    last day of the immediately    Margin on NVR      Margin on
                    preceding calendar quarter:    Option:            LIBOR Option:
                    ---------------------------------------------------------------
                    3.50x or greater               0.25%              1.75%
                    Less than 3.5x                 0.00%              1.50%

                            The Total Leverage Ratio, or the ratio of Indebtedness to Annualized Operating Cash Flow, shall be measured using the following definitions:

                            "Annualized Operating Cash Flow" shall mean
                            Operating Cash Flow multiplied by two.

                            "Operating Cash Flow" means the sum of the Company's (i) pre-tax income, or deficit, as the case may be (excluding extraordinary gains, the write-up of any asset, and any investment income or loss, specifically including income or loss from the TX 21 Partnership, Mississippi-34 Cellular Corporation, and Meretel Communications, L.P.),
                            (ii) total interest expense (including non-cash interest), and (iii) depreciation and amortization expense, all measured for the preceding two fiscal quarters.

                            "Indebtedness" means the Company's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such

Mr. Robert Piper
September 13, 1996
Page 4

                            person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized agreements, (vi) fixed rate hedging obligations that are due and remain unpaid, and
                            (vii) fixed payment principal amounts under guarantees whether or not due and payable.

                            The Total Leverage Ratio will be calculated as of the end of each quarterly period. For purposes of determining Total Leverage Ratio, Operating Cash Flow will be adjusted to give effect to (i) any acquisition during the period of calculation as if such acquisition were acquired on the first day of such period of calculation and (ii) any sale or other disposition of any operation or asset during the period of calculation, as if such operation or asset were sold or disposed of on the first day of such period of calculation.

                            At Closing, amounts fixed under CoBank loans T0388, T0362, T0310 and T0364 will be transferred to the Facility and will carry the following fixed interest rates and periods:

                            T0362

                             Advance              Outstanding      Maturity     Current      New
                             Number                  Amount          Date         Rate      Rate
                            --------------------------------------------------------------------
                            15219547000              3,606,520      12/31/97       8.42     8.52
                            15219547001              3,606,520      12/31/99       8.62     8.72
                            15219547002              3,606,520      12/31/00       8.67     8.77
                            15219547003              4,508,150      12/20/02       8.73     8.83
                            15219547004                901,630      12/31/96       8.26     8.36

                            T0310

                             Advance              Outstanding      Maturity     Current      New
                             Number                  Amount          Date         Rate      Rate
                            --------------------------------------------------------------------
                            15218041101              1,696,075      12/31/97       9.86     8.71
                            15218041102                500,000      12/31/97      10.11     8.96
                            15218041103             15,006,425      05/15/97       8.47     7.32

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Mr. Robert Piper
September 13, 1996
Page 5



                             T0364

                             Advance              Outstanding      Maturity     Current      New
                             Number                  Amount          Date         Rate      Rate
                            --------------------------------------------------------------------
                            15218547000              5,396,667      02/17/98       7.34     6.94
                            15218547001              2,899,920      12/31/99       9.12     8.72
                            15218547002              2,899,920      12/31/00       9.17     8.77
                            15218547003              3,472,569      12/20/02       9.23     8.83
                            15218547004                966,640      12/31/96       7.97     7.57

                            For all other advances, the Margin applicable at the Closing to the Variable Option will be 0.25% and the Margin applicable to the LIBOR Option will be 1.75%. For Variable rate advances and LIBOR rate advances, the Margin will be adjusted (a) upwards, if warranted by the Total Leverage Ratio, beginning five days subsequent to the receipt of quarterly financial statements and compliance certificate showing a change is warranted (or, if such information is not delivered prior to the dates set forth thereforth then five days subsequent to such required delivery date) and (b) downwards, if warranted by the Total Leverage Ratio, beginning five days after receipt of such information and a request from the Company, however, no such downward adjustment shall be made prior to receipt of first quarter fiscal 1997 financial statements.

FEE: The Company shall pay CoBank an origination fee of $50,000, $10,000 of which shall be payable upon acceptance of the Commitment and shall be nonrefundable, and the remainder of which shall be paid at Closing.

PREPAYMENT:                 Advances under the Variable Rate may be prepaid in
                            whole or in part on any Business Day without surcharge, prepayment expense or penalty. Any fixed rate advance may be prepaid in full (but not in part) prior to the end of the applicable fixed interest period, subject to the condition that the Company will be required to indemnify CoBank for any funding loss or cost incurred by it resulting from such prepayment, all in accordance with CoBank's standard prepayment provisions.
                            Prepayments will be applied to the New Advance until it is repaid in full prior to application to any other advances.

CAPITALIZATION:             The Facility will be capitalized in accordance with
                            CoBank's bylaws and its capital plan. As such it will be eligible for patronage refunds.

Mr. Robert Piper
September 13, 1996
Page 6


COLLATERAL:                 The Facility will be secured by a first lien on all
                            real and personal property, tangible and intangible, of the Company now owned and hereafter acquired (specifically including, but not limited to the FCC licenses).

DOCUMENTATION:              CoBank's Commitment is subject to the negotiation,
                            execution and delivery of loan and loan related documentation (including exhibits, opinions, and security documentation) to be in form and content satisfactory to CoBank and its counsel in all respects. Such documentation shall include representations and warranties (including that no material adverse change in the Company's business, operations or financial condition from that reflected in its audited financial statements dated
                            December 31, 1995 has occurred), conditions precedent, covenants, events of default, remedies of default, and other provisions that are customary for credit facilities of the nature outlined herein. Without limiting the foregoing, the following financial covenants shall apply:

                            1. TOTAL LEVERAGE RATIO: For each quarter end, beginning as of December 31, 1996, the Company will maintain a Total Leverage Ratio of not in excess of the ratios set forth below for such periods:

                                 Period                                        Ratio
                                 ------                                        -----
                                 Closing--6/30/97                              4.5x
                                 7/01/97--12/31/97                             4.0x
                                 01/01/98--maturity                            3.5x

                            2. DEBT SERVICE COVERAGE RATIO: For each quarter end, beginning as of December 31, 1996, the Company shall maintain a ratio of (i) Operating Cash Flow minus income taxes to (ii) scheduled principal plus interest on Indebtedness for the immediately preceding two fiscal quarters equal to or greater than 1.25:1.0.

                            3. FIXED CHARGE COVERAGE RATIO: For each quarter end, beginning as of December 31, 1996, the Company shall maintain a ratio of (i) Annualized Operating Cash Flow to (ii) Fixed Charges of at least 1.05:1.0. "Fixed Charges" means the sum for the most recently completed four quarters of (i) cash interest expense,
                                 (ii) scheduled principal payments, (iii) cash taxes, (iv) capital expenditures and (v) dividends and other cash distributions.

Mr. Robert Piper
September 13, 1996
Page 7

                            Without limiting the foregoing, the following additional provisions shall be included:

                            1. NEGATIVE PLEDGES: No liens other than those securing the Facility and no other indebtedness or guarantees, unless approved by CoBank.

                            2. INVESTMENTS: No investments other than those disclosed on audited fiscal year 1995 financial statements for Mercury, Inc., Mercury Cellular Telephone Company, Mercury Cellular of Kansas, Inc., and Mississippi One Cellular Telephone Company except for cumulative investments into the Meretel Communications, L.P. of $10.0 million, unless approved by CoBank.

                            3.   FINANCIAL REPORTING:  The Company shall
                                 furnish (a) within 120 days after the close of its fiscal years, audited financial statements with consolidating exhibits in accordance with generally accepted accounting principals ("GAAP"); (b) within 60 days after the close of each fiscal quarter, unaudited financial statements, a covenant compliance certificate and reports (including key subscriber, penetration, churn and operating statistics); and (c) as soon as reasonably practical and in any event 30 days after the first day of a fiscal year, a one year financial forecast.

                            4.   DISTRIBUTION LIMITATION:   No dividends or
                                 distributions will be permitted without the approval of CoBank.

ASSIGNMENT:                 The Commitment and the proceeds thereof are not
                            assignable by the Company to any other person or corporation without CoBank's prior written consent.

DUE DILIGENCE:              The Company acknowledges that CoBank has not had an
                            opportunity to complete its business, credit and legal due diligence. CoBank, in its sole discretion, may determine whether any matters disclosed by its further investigation are of such a nature as to cause CoBank to decline to provide the Facility, and the Company agrees that any such determination on CoBank's part shall be binding and conclusive on the Company.

MISCELLANEOUS:              The provisions of the Commitment cannot be waived
                            or modified unless such waiver or modification is in writing and signed by both the Company and CoBank. The Commitment is for the benefit only of the parties thereto, and no third party shall have any interest therein or in the proceeds of the credit facility.

Mr. Robert Piper
September 13, 1996
Page 8


EXPIRATION OF
COMMITMENT:                 This Commitment shall expire and CoBank shall have
                            no further obligation to the Company hereunder if Closing has not occurred on or before October 31, 1996.

COSTS AND
EXPENSES:                   By accepting this Commitment, the Company agrees to
                            pay or cause to be paid all out-of- pocket expenses incurred by CoBank or incurred by the Company on behalf of CoBank, in connection with the credit facility contemplated hereby, including, without limitation, all legal fees, to be limited to $35,000 for CoBank's legal counsel (not including associated out-of-pocket costs), and any documentary stamp, intangible or recording tax or fees, and all costs and expenses incurred in connection with the creation and perfection of any collateral securing the Facility, whether title searches, title insurance, or otherwise. Such expenses as may be incurred shall be paid regardless of whether the Facility is extended or not.

ACCEPTANCE OF
COMMITMENT:                 The Company must accept the Commitment by signing
                            this Commitment Letter and returning it to CoBank.
                            This Commitment shall become effective only upon receipt by CoBank no later than September 18, 1996 of this letter signed by the Company and $10,000 of the origination fee which shall be nonrefundable.

The description of the terms and conditions herein does not purport to summarize all of the provisions to be contained in the definitive legal documentation for the contemplated transaction. The Commitment is a commitment to negotiate in good faith the particulars of the transactions contemplated hereby (and is not a binding contract to lend) which is subject to the Company's acceptance.

Sincerely,

COBANK, ACB



Mary Kay Deering
Vice President

Mr. Robert Piper
September 13, 1996
Page 9

ACCEPTED AND AGREED TO:

MERCURY, INC.



By:  ____________________________

Its:  ___________________________

Date:  __________________________